168733.00001/155585598v.1 SEPARATION AGREEMENT AND GENERAL RELEASE THIS SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”) is made between NATURE’S SUNSHINE PRODUCTS, INC., a Utah corporation with principal offices located in Lehi, Utah including its subsidiaries, divisions, parent entities and affiliates (the “Company”) and TERRENCE MOOREHEAD, an individual (the “Executive”). The Company and Executive, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, and intending to be legally bound, hereby agree as follows: WHEREAS, Executive and the Company are parties to an Executive Agreement, dated September 14, 2018 (the “Executive Agreement”) which Executive Agreement was amended by an Amendment to Executive Agreement dated October 19, 2018 (the “Amendment to Executive Agreement”); the Executive Agreement and Amendment to Executive Agreement are together referred to as the “Employment Agreement;” WHEREAS Executive has agreed to tender his resignation which shall be effective as of October 29, 2025 (the “Termination Date”); and NOW THEREFORE, in exchange for the mutual consideration described herein, Company and Executive agree as follows: 1. Separation Benefits. Provided that (x) Executive executes this Agreement and does not revoke it within the time limits contained in Section 10 below, (y) complies with the terms of this Agreement at all times, and (z) continues to comply with the terms of any post-employment obligations (including without limitation those described in Section 4 below), as a material inducement for Executive to enter into this Agreement, Company will provide the consideration set forth in Sections 1(a), (b), (c) and (d) below (collectively, the “Separation Benefit”) which is contractually conditioned upon Executive’s execution of a release of claims. (a) Make equal installment payments, less applicable withholdings, payable in accordance with the Company’s normal payroll practices, but no less frequently than monthly, which are in the aggregate equal to eighteen (18) months (the “Severance Period”) of Executive’s base salary for the year in which the termination occurs. The first such payment will be made on the sixtieth (60th) day following Executive’s “separation from service” (as such term is defined under Code Section 409A) and will include all unpaid installments through that date that were deferred in compliance with Section 409A and the remaining payments will be made in accordance with the Company’s normal payroll schedule for salaried employees over the period of eighteen (18) months following separation as CEO of the Company. For clarity, the date of the Executive’s “separation from service” shall be the Termination Date and the Severance Period shall commence on the day following the Termination Date. (b) Company shall reimburse Executive for the costs Executive incurs for continuation of Executive’s health insurance coverage pursuant to COBRA (and for Executive’s family members if Executive provided for their coverage during Executive’s employment) during the Severance Period and in accordance with the Company’s group health plans applicable to Company employees in effect on the Termination Date. Executive shall, within thirty (30) days

168733.00001/155585598v.1 after each monthly COBRA payment Executive pays during the Severance Period for which Executive is entitled to reimbursement in accordance with the foregoing, submit appropriate evidence of such payment to the Company, and Company shall reimburse Executive, within ten (10) business days following receipt of such submission. The provisions set forth in Section 5.1.3 of the Executive Agreement shall govern reimbursement of continuation costs. (c) Company shall pay Executive a pro-rated bonus (calculated on a daily basis with the first date being January 1, 2025 and the last date for the numerator being the Termination Date, and the denominator being 365) for fiscal year 2025, if any, payable when comparable 2025 bonuses are paid to other executives of the Company, but no later than March 15, 2026. For clarity, Executive’s bonus shall be paid based on 2025 bonus grids already approved by the Company’s board of directors. (d) Restricted Stock Units. Time based vesting and performance-contingent Restricted Stock Units shall continue to be retained by Executive, and vest, as if he remained employed during the Severance Period, as set forth in Section 5.1.5 of the Executive Agreement. The Company shall pay Executive’s attorney’s, Harris St. Laurent & Wechsler LLP for review of this Agreement and associated documents in an amount up to $5,000. 2. Termination of Employment. Executive understands that active employment with Company, and the payment of all compensation and benefits, ended as of the Termination Date. Executive agrees that he will be deemed to have resigned from all positions that the Executive holds as an officer or member of the board of directors (or a committee thereof) of the Company or any of its affiliates and as a fiduciary or trustee of any benefit plans sponsored or maintained by the Company or any of its affiliates. Company will pay Executive on the next regularly scheduled payday after termination all base compensation through the Termination Date. 3. Release of All Claims. Executive hereby releases and forever discharges Company, and its respective members, directors, officers, equityholders, Executives, agents, attorneys, subcontractors, consultants and representatives (hereinafter collectively referred to as “Company Releasees”) from any and all claims, demands, actions, causes of action, suits, liabilities, interest, attorneys’ fees, damages, or costs of any nature whatsoever expressly or impliedly that Executive may have had, or has, as of the date of Executive’s execution of this Agreement, including any claims which are known or unknown, whether arising from Executive’s employment or not, suspected or unsuspected, including rights arising out of or related to: (1) Executive’s employment with and separation from Company; (2) any alleged violations of any contracts (express, implied or quasi), or any tort, including invasion of privacy, intentional or negligent infliction of emotional distress, wrongful discharge in violation of public policy, unlawful harassment, hostile work environment, retaliation, constructive discharge, intentional or negligent infliction of emotion distress, or any legal restrictions on Company’s right to terminate Executive; and (3) any federal, state or other governmental statute, regulation, ordinance or administrative code including without limitation: Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act, as amended, the Americans with Disabilities Act, as amended, the Utah Antidiscrimination Act;

168733.00001/155585598v.1 the Employment Relations and Collective Bargaining Act; the Utah Right to Work Act; the Utah Drug and Alcohol Testing Act; the Utah Local Governmental Entity/Drug-Free Workplace Policies Act; the Utah Minimum Wage Act; the Utah Protection of Activities in Private Vehicles Act; the Utah Employment Selection Procedures Act; the Utah Occupational Safety and Health Act; and the Utah Internet Employment Privacy Act, any claims for breach of express or implied contract, or any other federal, state or local common law or statutory claims, and all other claims and rights, whether in law or equity. Executive agrees and warrants that Executive has not, prior to Executive’s execution of this Agreement, transferred or assigned any claim released hereby. Executive represents and warrants that Executive has not transferred or assigned any claims prior to signing this Agreement. This Agreement does not include a release of any claim that cannot lawfully be released by the parties hereto. Executive also does not release any claims for breach of this Agreement, nor Executive waive claims for vested benefits or for advancement and/or indemnification, including Executive Agreement section 3 and/or insurance, such as D&O insurance. 4. Existing and Continuing Obligations. Executive understands that the covenants contained in sections 6, 7 and 8 of the Executive Agreement (attached hereto as Exhibit A), remain in full force and effect and will continue to apply as set forth therein after the Termination Date to the maximum extent permitted by applicable law, provided, however that the Covenant Not to Compete contained in section 7.1.1 of the Executive Agreement (and any other noncompete, to the extent such exists) shall run only through August 4, 2026. 5. Full Settlement, Accord and Satisfaction. Executive acknowledges and agrees that the consideration set forth in Section 1 of this Agreement is sufficient consideration for this Agreement and for the release of any and all claims Executive has or may have against Company and any of the Company Releasees relating to Executive’s employment and termination up to and including the date Executive signs this Agreement. 6. Covenant Not to Sue. Executive agrees that Executive has not and will not institute any legal, administrative, or other action, suit, or claim of any kind against Company or any Company Releasee, other than to enforce the terms of this Agreement, with any state, federal, or local court, agency, or other tribunal, provided, however, that this will not prevent Executive from filing a charge with the Equal Employment Opportunity Commission (“EEOC”) or a similar state agency or from participating in any investigation conducted by the EEOC or a similar state agency. If Executive files such a charge, Executive will forfeit and return to Company the full amount of the Separation Benefit. 7. No Admission of Liability. This Agreement is not and shall not be construed as an admission by Company of any liability, an admission against interest, or any violation of its policies or procedures. 8. Non-Disparagement. Executive agrees that for a period of two (2) years following his separation date with the Company, Executive will not make or cause to be made about Company or Company Releasees any derogatory, negative, or disparaging statements, whether written or verbal and whether based on fact, conjecture, supposition, hearsay, or otherwise. This non-disparagement obligation specifically includes comments or statements

168733.00001/155585598v.1 made on social media or otherwise. The Company agrees that for a period of two (2) years following Executive’s separation date with the Company, members of the Company’s Board of Directors and its senior executives will not make or cause to be made about Executive any derogatory, negative, or disparaging statements, whether written or verbal and whether based on fact, conjecture, supposition, hearsay, or otherwise. This non-disparagement obligation specifically includes comments or statements made on social media or otherwise. 9. Cooperation and Return of Property. Executive agrees to reasonably cooperate in effecting a smooth transfer of responsibilities; to return to Company all documents, materials, records, or other things belonging to Company or containing Company’s confidential and/or proprietary information; and to surrender to Company all of its property. Subject to reasonable notice and mutually acceptable scheduling, Executive agrees to reasonably cooperate with the Company and with any legal counsel, expert or consultant it may retain to assist in connection with transition of knowledge and duties, and any judicial proceeding, arbitration, administrative proceeding, governmental investigation or inquiry or internal audit in which the Company may become involved, including, but not limited to, full disclosure of all relevant information and truthfully testifying on the Company’s behalf in connection with any such proceeding or investigation subject to reimbursement of any reasonable out of pocket expenses incurred in providing the requested cooperation. 10. Consideration Time and Revocation Period. Consistent with the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, this Agreement was first given to the Executive on October 7, 2025. The Executive has twenty-one (21) calendar days during which to review and consider this offer. THE EXECUTIVE MAY AND SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND HAS BEEN GIVEN THE OPPORTUNITY TO DO SO. The Executive is not required to, but may accept this Agreement by signing and returning it at any time before twenty-one (21) days after August 13, 2025 and understands and acknowledges that any changes to this Agreement, whether material or immaterial, will not restart the running of the twenty-one (21) day period. In the event the Executive signs and returns this Agreement at any time before the end of this period, the Executive certifies, by such execution, that he knowingly and voluntarily enters into this release and waives the right to the full twenty-one (21) days, for reasons personal to the Executive, with no pressure by Company to do so. Executive may revoke this Agreement for a period of up to seven (7) calendar days following the date he signs it. The Executive understands that any revocation, in order to be effective, must be: in writing and received by Nathan G. Brower, Executive Vice President, General Counsel and Secretary of the Company, at NathanB@natr.com within seven (7) days of the Executive’s signing of the Agreement. Executive further understands that this Agreement is not effective or enforceable, and payment of the Separation Benefit described in paragraph 1, will not be made until the seven (7) day revocation period has expired.

168733.00001/155585598v.1 11. Confidentiality of Agreement. Executive agrees to keep the terms of this Agreement confidential, except as required by law. Executive specifically agrees to keep the amount of settlement confidential except as provided herein. The parties hereto may disclose the fact of settlement and amount of settlement to their attorneys, accountants, spouse and/or entity executives, who shall also agree to maintain the confidentiality of this Agreement. 12. Executive’s Representations. Executive acknowledges and agrees that: (a) Executive has entered into this Agreement knowingly and voluntarily; (b) Executive has read and understands all of the terms of this Agreement; (c) Executive understands that Executive does not waive any rights or claims in this Agreement that may arise after the date Executive signs this Agreement; (d) Executive has been advised that Executive may and should consult with an attorney prior to signing this Agreement; (e) Executive has not filed, caused to be filed, or presently is a party to, any claim or action against the Company in any forum or form; (f) Executive further affirms that as of the date hereof, Executive has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which Executive may be entitled as of the date hereof and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to Executive, except as provided in this Agreement; (g) Executive has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act of 1993, as amended; (h) Executive has not complained of and is not aware of any illegal, unethical or fraudulent activity or any act(s) which would or could form the basis of a claim of fraudulent or illegal activity of the Company; (i) Executive has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, directors or employees, including, but not limited to, any allegations of corporate fraud; (j) Executive has not made any claims or allegations related to sexual harassment or sexual abuse and none of the payments set forth in this Agreement are related to sexual harassment or sexual abuse; and (k) Executive affirms that all decisions regarding Executive pay and benefits through the date hereof were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law.

168733.00001/155585598v.1 13. Governing Law. This Agreement shall be governed by the laws of the State of Utah. The parties hereto further agree that if, for any reason, any provision herein is unenforceable, the remainder of this Agreement shall nonetheless remain binding and in effect. 14. 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute (i) a payment qualifying and described as “short-term deferral” for purposes of Section 1.409A-1(b)(4) of the Treasury Regulations, (ii) a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations or (iii) a combination of (i) and (ii). The Company and Executive will work together in good faith to consider either (a) amendments to this Agreement; or (b) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to you under Section 409A. In no event will the Company or any member of the Company Group reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A. 15. Entire Agreement; No Modification. The parties agree that this Agreement constitutes the entire agreement between them, provided, however, that nothing in this Agreement modifies, supersedes, voids, or otherwise alters the existing and continuing obligations described in Section 4. The other existing and continuing obligations described in Section 4 shall remain in full force and effect. The parties agree that no amendment, modification or waiver of any provision of this Agreement shall be binding or enforceable unless in writing and signed by all of the parties. No promises or representations have been made or relied upon apart from those expressly stated in this Agreement. PLEASE READ CAREFULLY. THIS SEPARATION AGREEMENT AND RELEASE OF CLAIMS INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. [Signature page follows]

168733.00001/155585598v.1 IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have executed this Agreement on the last date set forth below. EXECUTIVE Dated: Terrence Moorehead NATURE’S SUNSHINE PRODUCTS, INC. Dated: BY: Its:

168733.00001/155585598v.1 Exhibit A Continuing Obligations (Reference Sections 6, 7 and 8) As provided to Executive.

EXECUTIVE AGREEMENT THIS EXECUTIVE AGREEMENT (the "Agreement"), is made on this 14 day of September, 2018 (the "Effective Date"), by and between Nature's Sunshine Products, Inc., a Utah corporation, having its principal place of business in Lehi, Utah (the "Company" or "NSP") and Terrence Moorehead ("Executive"). The Company desires to engage Executive to provide services for NSP and Executive desires to provide such services on the terms and conditions below. 1. Employment. 1.1. Positions and Duties. Beginning on or before October 1, 2018 (the "Date of Employment ), and continuing until Executive's employment with the Company is terminated either by the Company's Board of Directors (the "Board") or by the Executive (the "Term"), Executive will be employed by the Company as the Company's Chief Executive Officer and in such capacity will report to the Board. Following the Effective Date, the Board shall appoint Executive to serve on the Board until the next annual meeting of shareholders at which directors are elected. Executive shall devote all of his business time and services to the Company to perform such duties as may be customarily incident to such position of an enterprise of the size and nature of the Company and as may reasonably be assigned from time to time by the Board. Executive will render his services hereunder to the Company, shall use his best efforts, judgment and energy in the performance of the duties assigned to him, shall abide by the Company's Code of Conduct and any other applicable Company policies, and shall comply with any and all applicable laws, including but not limited to insider trading/reporting requirements and the policies and procedures as may be set forth in the employee handbook, manuals and other materials provided by the Company. 1.2. Place of Performance. Executive shall perform his services hereunder at the Company s current principal office in Lehi, Utah, or in another location designated by the Board that is within 50 miles ofLehi, Utah; provided, however, that Executive will be required to travel from time to time as reasonably required for business purposes. 2 Compensation and Benefits. 2.1. Base Salary. Executive shall receive an annual salary of $650,000 paid in accordance with the Company's payroll practices, as in effect from time to time. Executive's base salary shall be subject to review and modification on at least an annual basis by the Board. 2.2. Discretionary Bonuses. Executive shall be eligible to participate in the Company s executive bonus program (as modified from time to time in the Board's discretion) or any successor program (the EBP ). The EBP, as currently constituted, provides for additional cash compensation commensurate with Executive's responsibilities based upon company and individual performance measures determined annually by the Board. For 2018 and based on a commencement date of October 1, 2018, Executive is guaranteed a bonus payment of $162,500 for service during the fourth (4th) quarter of in 2018 (the "2018 Guaranteed Bonus"). Should Executive not commence his position and duties on October 1, 2018 as set forth in Section 1.1, the amount of the 2018 Guaranteed Bonus will be adjusted pro-rata. The EBP target shall be 100% of Executive's base salary for all subsequent years and a maximum bonus potential payout of 175% of target. Other than the 2018 Guaranteed Bonus, payment of any bonus under the EBP is in the Board's sole discretion and such payments will be made in accordance with Internal Revenue Code Section 409A and the Treasury Regulations thereunder ("Code Section 409A") and the terms of the EBP. The Board shall set forth criteria for achievement of the EBP for each year, and the EBP shall be paid to Executive in accordance with the criteria set forth. If the Board fails to set forth criteria prior to March 15 of the year of performance. Executive shall be paid at target for that performance year. 2.3. Employee Benefits. Executive will be eligible to participate in retirement/savings, health insurance, term life insurance, long term disability insurance and other employee benefit plans, policies or arrangements maintained by the Company as provided to similarly situated employees and, at the discretion of the Board, in incentive plans, stock option plans and change in control severance plans maintained by the Company for its executives, if any, subject to the terms and conditions of such plans, policies or arrangements. Benefits may be modified by the Board at any time without notice to Executive. In addition to the employee benefits provided to similarly situated employees, the Company shall provide the following benefits to Executive: (i) a $1,000 per month car allowance; (ii) reimbursement of the cost of an annual executive physical examination; and (iii) $1,000,000 in additional term life insurance coverage above what the Company provides to similarly situated employees, subject to underwriter requirements and approval, as well as limitations or conditions set by the underwriter of such policy, and as permitted by law. 2.4. Equity. 2.4.1. Grant ofRSUs. The Company shall grant to Executive, within five (5) days of the Effective Date, an award of restricted stock units ("RSUs"), under the Company's 2012 Stock Incentive Plan (the "Plan), with a grant date fair value of $1,000,000 based on the number of shares and the closing price of the Company's common stock on the Effective Date, which will vest equally (1/3 each year) over three years from the Effective Date. The Company shall also grant to Executive, within five (5) days of the Effective Date, an award of performance- contingent RSUs under the Plan with a grant date fair value of $1,350,000 based on the number of shares and the closing price of the Company's common stock on the Effective Date, which will vest based on the Company's stock price reaching certain milestones to be determined by the Board and set forth in a an RSU Agreement (as defined below). The terms of the RSUs shall be as set forth in the Plan and a separate RSU award agreement ("RSU Agreement"). The Company may from time to time grant to Executive additional RSUs pursuant to the terms and conditions set forth in the then applicable stock incentive plan, as amended from time to time, or as otherwise set forth in an RSU Agreement; provided that for 2019 Executive will be granted RSUs with a grant date fair value of no less than $1,000,000 based on the number of shares and the closing price of the Company's common stock on the grant date, which grant shall be made during the months of February or March 2019 and will be made up evenly of RSUs subject to time based vesting conditions (1/3 each year from the grant date) and RSUs subject to performance based vesting conditions that will be determined at the discretion of the Board. Executive will be responsible for reporting and paying all state and federal taxes associated with the RSUs in accordance with the

Plan and applicable law. Executive should consult Executive's tax advisor regarding the tax consequences of the RSUs. 2.4.2. Stock Ownership. Subject to his continued employment with the Company, within four years after the Date of Employment, Executive will acquire (the "Acquisition"), and agrees to maintain at all times thereafter during the Term, ownership of capital stock or a comparable equity position (in each case "Equity"), in the Company having an aggregate value equal to one million dollars ($1,000,000) (the "Held Equity"). Executive may maintain such Held Equity through the vesting of Executive's grants of stock options and RSUs, in addition to any shares of the Company's capita! stock that Executive then currently owns. For purposes of determining Executive's compliance with this Section 2.4.2, (i) the value of any shares of the Company's capital stock owned by Executive shall equal the greater of the then fair market value of such stock or the price paid by Executive to acquire such stock and (ii) the value of any stock options or RSUs held by Executive, shall equal the greater of the then fair market value of any stock represented thereby or, with respect solely to stock options, the strike price required to be paid for any shares of capital stock represented thereby upon exercise. Executive shall execute such agreements and definitive documents as are customary and reasonably requested by Company to evidence and complete the Acquisition and shall ensure that the Acquisition and all transactions included therein are in compliance with applicable laws, rules and regulations. Notwithstanding anything to the contrary, nothing contained in this Section 2.4.2 shall be construed to limit or prevent Executive from obtaining a greater amount of Equity in the Company than the amount of the Held Equity should Executive decide, in his sole and absolute discretion, to acquire or hold any such greater amount of Equity. In the event that Executive wishes or needs to sell any Equity such that his holdings would drop below the Held Equity amount set forth above, such sale shall not constitute a violation of this Section 2.4.2 if Executive obtains the preapproval of such sale by the Compensation Committee of the Board, such preapproval not to be unreasonably withheld, conditioned or delayed. 3. Indemnification; D & 0 Insurance. Company shall indemnify Executive to the fullest extent permitted by applicable law with regard to Executive's actions (or inactions) on behalf of the Company; provided. Executive acted in good faith and in a manner Executive reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, Executive had no reasonable cause to believe Executive s conduct was unlawful. The Company shall also provide Executive with advancement of legal fees and other expenses on a current basis to the fullest extent permitted by law, subject to Executive entering into an agreement with the Company to repay all amounts which may have been advanced to Executive if it is found in a final judgement that Executive was not entitled to indemnification. The Company will maintain directors' and officers' liability insurance in amounts and on terms reasonable and customary for similarly situated companies. 4. Reimbursement of Business Expenses. In accordance with the Company's normal policies for expense reimbursement, the Company shall reimburse Executive for all reasonable travel, entertainment and other expenses incurred or paid by Executive in connection with, or related to, the performance of Executive's duties, responsibilities or services under this Agreement, upon presentation of documentation, including expense statements, vouchers and/or such other supporting information as the Company may request.

5. Termination. Upon cessation of his employment with the Company, Executive will be entitled only to such compensation and benefits as described in this Section 5. 5.1. Termination without Cause or for Good Reason. The Company may terminate Executive's employment at any time without Cause (as defined below), and Executive may resign at any time with Good Reason (as defined below). If Executive's employment by the Company is terminated by the Company without Cause, or if Executive resigns for Good Reason: 5.1.1. the Company shall pay all accrued and unpaid base salary through the date of such termination and reimburse all then unreimbursed expenses properly incurred by Executive pursuant to Section 4; 5.1.2. provided the Release under Section 5.7 has been executed and become effective and enforceable in accordance with its terms following expiration of the applicable revocation period and Executive complies with the Restrictive Covenants (as set forth in Section 7). the Company shall pay equal installment payments payable in accordance with the Company's normal payroll practices, but no less frequently than monthly, which are in the aggregate equal to eighteen (18) months (the "Severance Period") of the Executive's base salary for the year in which the termination occurs. The first such payment will be made on the sixtieth (60th) day following Executive's "separation from service" (as such term is defined under Code Section 409A) and will include all unpaid installments through that date that were deferred in compliance with Section 409A, and the remaining payments will be made in accordance with the Company's normal payroll schedule for salaried employees; 5.1.3. provided the Release under Section 5.7 has been executed and become effective and enforceable in accordance with its terms following expiration of the applicable revocation period and Executive complies with the Restrictive Covenants (as set forth in Section 7), the Company shall reimburse Executive for the costs he incurs for continuation of Executive's health insurance coverage under COBRA (and for his family members if Executive provided for their coverage during his employment) during the Severance Period and in accordance with the NSP group health plans applicable to NSP employees currently in effect. Executive shall, within thirty (30) days after each monthly COBRA payment he pays during the Severance Period for which he is entitled to reimbursement in accordance with the foregoing, submit appropriate evidence of such payment to the Company, and the Company shall reimburse Executive, within ten (10) business days following receipt of such submission. The following provisions shall govern such reimbursement of continuation costs: (i) the amount of the COBRA costs eligible for reimbursement in any one (1) calendar year of coverage will not affect the amount of such costs eligible for reimbursement in any other calendar year for which such reimbursement is to be provided hereunder; (ii) no COBRA costs will be reimbursed after the close of the calendar year following the calendar year in which those costs were incurred; and (iii) Executive's right to the reimbursement of such costs cannot be liquidated or exchanged for any other benefit. In the event the Company's reimbursement of the reimbursable portion of any COBRA payment hereunder results in Executive's recognition of taxable income (whether for federal, state or local income tax purposes), the Company will report such taxable income as taxable W-2 wages and collect the applicable withholding taxes, and Executive will be responsible for the payment of any additional income tax liability resulting from such coverage; and

5.1.4. Executive's bonus for the year in which the employment termination occurs, if any, will be pro-rated (except the 2018 Guaranteed Bonus, which will be paid in full) based upon the percentage of the year in which Executive was employed and paid by the Company in accordance with the annual corporate performance criteria established by the Board prior to the start of the year in which termination occurs. Except as set forth in Section 5.1.5, there will not be any acceleration of Executive's equity vesting. If no such performance criteria is set, the bonus shall be paid at target (100% of Base Salary). 5.1.5. Provided the Release under Section 5.7 has been executed and become effective and enforceable in accordance with its terms following expiration of the applicable revocation period and Executive complies with the Restrictive Covenants (as set forth in Section 7). time based vesting and performance-contingent RSUs shall continue to be retained by Executive as if he remained employed during the Severance Period. 5.1.6. For puqioses of this Agreement, the resignation of Executive for "Good Reason" shall mean (a) a material breach of this Agreement by the Company, (b) a material reduction in Executive's Base Salary other than a general reduction in Base Salary that affects all similarly situated executives in substantially the same proportions, or (c) a material change in Executive's duties, responsibilities, title or reporting line; provided, that in each case Executive must provide Company with written notice of the events Executive indicates constitutes grounds for a Good Reason resignation within thirty (30) days of the occurrence of such event. Failure to give such notice within thirty (30) days of the occurrence shall be deemed a waiver by Executive of his right to terminate for Good Reason with respect to such circumstances. If Executive provides such notice, the Company thereafter will have thirty (30) days to cure such alleged breach. If the Company does not cure the alleged breach within the thirty (30) day notice period, Executive must thereafter resign within fifteen (15) days of the expiration of the thirty (30) day notice period in order to resign for Good Reason. 5.2. Termination for Cause. The Company may terminate Executive s employment immediately for Cause. If Executive's employment with the Company is terminated by the Company for Cause then the Company's obligation to Executive will be limited solely to the payment of accrued and unpaid base salary through the date of such termination and reimbursement of all then unreimbursed expenses properly incurred by Executive pursuant to Section 4. To terminate Executive's employment for Cause, the Board must determine that Cause exists, that Executive has been notified of the basis of such determination, and that after a reasonable time to cure such Cause has not done so. "Cause" means the Executive s: a) conviction of, or the entry of a plea of guilty or no contest to, a felony or any crime, whether felony or misdemeanor, that materially adversely affects the business, standing or reputation of the Company or involves moral turpitude, fraud, embezzlement or misappropriation of funds; b) the perpetration of common law fraud;

c) any other willful misconduct by the Executive that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company; d) material breach of this Agreement or any written policy of the Company then in effect; or e) willful refusal to perform a lawful and reasonable directive of the Board other than any such failure resulting from Incapacity (as defined below) due to mental or physical illness. For purposes of this Section 5.2, no act or failure to act on the part of Executive shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. 5.3. Resignation by Executive. Executive may resign his employment without Good Reason by giving the Company four weeks' notice of said resignation; NSP may elect to pay Executive's base salary in lieu of notice. If Executive resigns without Good Reason, then the Company's obligation to Executive will be limited solely to the payment of accrued and unpaid base salary through the date of such termination and reimbursement of all then unreimbursed expenses properly incurred by Executive pursuant to Section 4. 5.4. Termination upon Death or Incapacity of Executive. The Executive's employment hereunder shall terminate automatically upon the Executive's death during the Employment Term, and the Company may terminate the Executive's employment on account of the Executive's Incapacity. In the event of termination of Executive's employment by reason of Executive's death or Incapacity, the provisions governing termination without Cause in Section 5.1 above shall apply (except the Release shall not be required in the case of death). "Incapacity" shall mean the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days; provided however, in the event the Company temporarily replaces the Executive, or transfers the Executive s duties or responsibilities to another individual on account of the Executive's inability to perform such duties due to a mental or physical incapacity which is, or is reasonably expected to become, a Incapacity, then the Executive's employment shall not be deemed terminated by the Company and the Executive shall not be able to resign with Good Reason as a result thereof. Any question as to the existence of the Executive's Incapacity as to which the Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Executive and the Company. If the Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Executive shall be final and conclusive for all purposes of this Agreement.

5.5. Foreign Entities. Without regard to the circumstances of Executive s termination from employment. Executive hereby also covenants that upon termination, if he is listed as an officer, director, partner, secretary or shareholder on any subsidiary, division or branch of the Company, Executive will sign over any and all rights to stock (except Company stock and stock rights that Executive holds personally) and/or resign as an officer or director of such entity prior to departure from the Company as required by the law applicable to the entity or by that entity s procedural requirements. 5.6. Termination in Connection with a Change in Control Event. Provided the Release under Section 5.7 has been executed and become effective and enforceable in accordance with its terms following expiration of the applicable revocation period and Executive complies with the Restrictive Covenants (as set forth in Section 7), in the event: (i) Executive's employment is terminated for any reason, except for "Cause", within eighteen (18) months following the occurrence of a Change in Control Event (as defined below) or (ii) Executive terminates his employment within eighteen (18) months following the occurrence of a Change in Control Event for "Good Reason", Executive will be entitled to the amounts set forth in Section 5.1.1, an amount equal to one and one-half times (1.5x) Executive's salary and target EBP bonus, and eighteen (18) months of COBRA premium payments, if Executive elects COBRA. The amounts paid (except with respect to the reimbursement for COBRA) shall be paid in a lump sum payment within five (5) days of any applicable revocation period, except as required by Section 14.2 of this Agreement. For purposes of this Agreement, a "Change in Control Event" shall mean the occurrence of any one of the following events: 5.6.1. approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company; or 5.6.2. consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 90% of the voting securities eligible to elect directors of the Surviving Corporation (the Parent Corporation"), is represented by Company Voting Securities (as defined in Section 5.6.4 that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors (as defined in Section 5.6.5 at the time of the approval by the Company's board of directors (the "Board") of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or 5.6.3. consummation of a sale of all or substantially all of the Company's business and/or assets to a person or entity which is not a subsidiary; or 5.6.4. any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more (an "Acquiring Person") of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this Section 5.6.4 shall not be deemed to be a Change in Control Event by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non- Qualifying Transaction, as defined in Section 5.6.2; or 5.6.5. during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of a least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director, provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director. 5.7. Release and Restrictive Covenants. Notwithstanding any provision of this Agreement, the payments and benefits described in Sections 5.1.2, 5J_1, 5^6, 7J_4 and any other Section that incorporates such payment requirements are conditioned on (a) Executive's execution and delivery to the Company of a release substantially identical to that attached hereto as Exhibit A in a manner consistent with the requirements of the Older Workers Benefit Protection Act, if applicable, and any applicable state law (the "Release"), and (b) Executive's compliance with the Restrictive Covenants set forth in Section 7 of this Agreement. A breach of the Restrictive Covenants by Executive shall constitute a breach of this Agreement, which shall relieve the Company of any further payment obligation under Sections 5.1.2. 5.1.3, 5.6, and 7.1.4. 6. Confidential Information. The Executive understands and acknowledges that during the Employment Term, he will have access to and learn about Confidential Information, as defined below. The phrase Confidential Information will be interpreted to include all information of any sort (whether merely remembered or embodied in a tangible or intangible form) that is (i) related to Company or its subsidiaries' or affiliates' (including their predecessors) current or potential business and (ii) not generally or publicly known. Confidential Information includes, without limitation, the information, observations and data obtained by Executive while employed by the Company and its subsidiaries (or any of their predecessors) or while performing services hereunder concerning the business or affairs of the Company or any of its subsidiaries or affiliates; technical information concerning Company software (including source code and object code), products and services, including product data, specifications, documentation, hardware configuration information, diagrams, flow charts, drawings, test results, formulas, algorithms, processes, inventions, research projects, engineering, and product development; business information, including markets, cost information, profits, sales information, accounting and unpublished financial information, business plans, markets and marketing methods, customer lists (including, but not limited to, customers of the Company on whom Executive called or with whom Executive became acquainted during the term of Executive's Employment), and customer information (including pricing, preferences, discounts and contracts), purchasing techniques, supplier lists, supplier information (including pricing, preferences, discounts, and contracts) and advertising and business strategies; information about employees, including their compensation, strengths, weaknesses and skills, recruiting strategies and goals and hiring criteria; and other information not generally known to the public, which has independent economic value to the owner or discloser of the information or which, if misused or disclosed, could reasonably be expected to adversely affect the business of the owner or discloser of the information. Provided, however, that the phrase does not include information that (a) was lawfully in Executive's possession prior to disclosure of such information by the Company; (b) was, or at any time becomes, available in the public domain other than through a violation of this Agreement; (c) is documented by Executive as having been developed by Executive outside the scope of his rendering services hereunder and independently; or (d) is furnished to Executive by a third party not under an obligation of confidentiality to the Company. Executive agrees that he will not directly or indirectly use or divulge, or permit others to use or divulge, any Confidential Information for any reason, except as authorized in writing by the Company. Executive will be allowed to disclose such information of the Company to the extent that such disclosure is: a) duly approved in writing by the Company; b) necessary for Executive to enforce his rights under this Agreement in connection with a legal proceeding; c) required by law or by the order of a court or similar judicial or administrative body, provided that Executive notify the Company of such required disclosure promptly and cooperates with the Company in any lawful action to contest or limit the scope of such required disclosure; or d) to report possible violations of federal law or regulation to any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Executive does not need the prior authorization of the Company to make any such reports or disclosures and he is not required to notify the Company that he has made such reports or disclosures.

Executive's obligations under this Agreement are in addition to any obligations he has under state or federal law. Executive agrees that he will not violate in any way the rights that the Company has with regard to trade secrets or proprietary or Confidential Information. Executive s obligations under this Section 6 are indefinite in term. 7. Restrictive Covenants. In consideration of the compensation and other benefits provided to Executive pursuant to this Agreement, Executive agrees to be bound by the provisions of this Section 7 (the "Restrictive Covenants"). These Restrictive Covenants will apply without regard to whether any termination or cessation of Executive's employment is initiated by the Company or Executive, and without regard to the reason for that termination or cessation. 7.1. Covenant Not To Compete. Executive covenants and agrees that, during his employment by the Company and for a period of twelve (12) months following immediately thereafter (the "Restricted Period"), Executive will not do any of the following, directly or indirectly: 7.1.1. own, manage, operate, control, serve as a consultant to, be employed by, participate in, or be connected, in any manner, with the ownership, management, operation or control of any business (i) that distributes its products primarily through independent distributors in a multilevel marketing (MLM) model, or (ii) that materially engages in any activity that competes anywhere in the world in sales or distribution of herbs, vitamins or nutritional supplements (collectively, a "Competing Business"); 7.1.2. hire or offer to hire any officer, employee or agent of the Company or any of its affiliates; 7.1.3. divert or take away any customers of the Company, including without limitation anyone who, during the time of Executive's employment, engaged in discussions with the Company for the purchase of products or services; or 7.1.4. divertorinany other manner persuade any supplier or vendor of the Company to alter or discontinue its relationship with the Company. The geographic limitation to this Section 7.1 is anywhere within the territory where the Company did business during Executive's employment. Notwithstanding Executive's obligations under this Section 7.1, Executive will be entitled to own, as a passive investor, up to two percent (2%) of any publicly traded company without violating this provision. The Company and Executive agree that: this provision does not impose an undue hardship on Executive and is not injurious to the public; that this provision is necessary to protect the business of the Company and its affiliates; the nature of Executive's responsibilities with the Company under this Agreement require him to have access to confidential information which is valuable and confidential to the Company; the scope of this Section 7.1 is reasonable in terms of length of time and geographic scope; and adequate consideration supports this Section 7.1, including the consideration herein. 10

Provided the Release under Section 5.7 has been executed and become effective and enforceable in accordance with its terms following expiration of the applicable revocation period and Executive complies with the Restrictive Covenants (as set forth in Section 7). and as further consideration for this Covenant Not to Compete, in the event Executive resigns without Good Reason or is terminated for Cause, during the Restricted Period, the Company shall continue to pay Executive his base salary and reimburse him for COBRA benefits in the same manner set forth in Paragraph 5.1.3 (the "Non-Compete Payments"). The Company may, upon ten (10) days' notice to Executive, cease the Non-Compete Payments, and in such event, the Restricted Period shall also cease. 7.2. Covenant Not to Solicit. During the term of this Agreement and for a period expiring eighteen (18) months after the termination of this Agreement for any reason, Executive covenants and agrees that he will not do, or attempt to do, any of the following, directly or indirectly: 7.2.1. solicit or attempt to solicit any officer, employee or agent of the Company or any of its affiliates to alter or terminate their employment with the Company; 7.2.2. solicit or attempt to solicit any customer or distributor of the Company, including without limitation anyone who, during the time of Executive's employment, engaged in discussions with the Company for the purchase of products or services, to alter or discontinue its relationship with the Company; or 7.2.3. solicit or attempt to persuade any supplier or vendor of the Company to alter or discontinue its relationship with the Company. The Company and Executive agree that: this provision does not impose an undue hardship on Executive and is not injurious to the public; that this provision is necessary to protect the business of the Company and its affiliates; the nature of Executive's responsibilities with the Company under this Agreement require him to have access to confidential information which is valuable and confidential to the Company; the scope of this Section 7.2 is reasonable in terms of length of time and geographic scope; and adequate consideration supports this Section 7.2, including the Consideration herein. 8. Property of the Company. 8.1. Proprietary Information. All rights, titles and interest in and to Proprietary Information will be and remain the sole and exclusive property of the Company. Executive will not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate in the performance of Executive's duties to the Company. If Executive removes such materials or property in the performance of Executive's duties, Executive will return such materials or property promptly after the removal has served its purpose. Executive will not make, retain, remove and/or distribute any copies of any such materials or property, or divulge to any third person the nature of and/or contents of such materials or property, except to the extent necessary to perform Executive's duties on behalf of the Company. Upon termination of 11

Executive's employment with the Company, Executive will leave with the Company or promptly return to the Company all originals and copies of such materials or property then in Executive s possession, custody, or control. 8.2. "Proprietary Information" means any and all proprietary information developed or acquired by the Company that has not been specifically authorized to be disclosed. Such Proprietary Information shall include, but shall not be limited to, the following items and information relating to the following items; (a) all trade secrets (including research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methodologies, technical data, designs, drawings and specifications) as well as all inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereto, (b) computer codes and instructions, processing systems and techniques, inputs, and outputs (regardless of the media on which stored or located) and hardware and software configurations, designs, architecture and interfaces, (c) business research, studies, procedures and costs, (d) financial data, (e) distributor network information, the identities of actual and prospective distributors and distribution methods, (f) marketing data, methods, plans and efforts, (g) the identities of actual and prospective suppliers, (h) the terms of contracts and agreements with, the needs and requirements of and the Company's course of dealing with, actual or prospective suppliers, (i) personnel information, (j) customer and vendor credit information, and (k) information received from third parties subject to obligations ofnondisclosure or non-use. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information. 8.3. Intellectual Property. Executive agrees that all the Intellectual Property (as defined below) will be considered "works made for hire" as that term is defined in Section 101 of the Copyright Act (17 U.S.C. § 101) and that all right, title and interest in such Intellectual Property will be the sole and exclusive property of the Company. To the extent that any of the Intellectual Property may not by law be considered a work made for hire, or to the extent that, notwithstanding the foregoing. Executive retains any interest in the Intellectual Property, Executive hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that Executive may now or in the future have in the Intellectual Property under patent, copyright, trade secret, trademark or other law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company will be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, trademarks and other similar registrations with respect to such Intellectual Property. Executive further agrees to execute any and all documents and provide any further cooperation or assistance reasonably required by the Company to perfect, maintain or otherwise protect its rights in the Intellectual Property, at no cost to Executive. If the Company is unable after reasonable efforts to secure Executive's signature, cooperation or assistance in accordance with the preceding sentence, whether because of Executive s incapacity or any other reason whatsoever, Executive hereby designates and appoints the Company or its designee as Executive's agent and attorney-in-fact to act on his behalf solely for the purpose of executing and filing documents and doing all other lawfully permitted acts necessary or desirable to perfect, maintain or otherwise protect the Company's rights in the Intellectual Property. Executive acknowledges and agrees that such appointment is coupled with an interest and is therefore irrevocable. Notwithstanding the foregoing, nothing in this Agreement shall be construed to require Executive to assign or license to the Company any right in or to an invention that (a) is created by Executive entirely on Executive's own time; and (b) is not an Employment 12

Invention. An "Employment Invention" means any invention or part thereof conceived, developed, reduced to practice, or created by Executive which is (a) conceived, developed, reduced to practice, or created by Executive: (i) within the scope of Executive's employment; (ii) on the Company s time; or (iii) with the aid, assistance, or use of any of the Company's property, equipment, facilities, supplies, resources, or intellectual property; (b) the result of any work, services, or duties performed by Executive for the Company; (c) related to the industry or trade of the Company; or (d) related to the current or demonstrably anticipated business, research, or development of the Company. 8. 3.1. "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents and patent applications claiming such inventions, (b) all trademarks, service marks, trade dress, logos, trade names, fictitious names, brand names, brand marks and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets (including research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methodologies, technical data, designs, drawings and specifications), (f) all computer software (including data, source and object codes and related documentation), (g) all other proprietary rights and (h) all copies and tangible embodiments thereof (in whatever form or medium) which, in the case of any or all of the foregoing, pertains to an Employment Invention. 9. Relocation. On or before July 1, 2019, Executive shall relocate his primary residence to Utah, within an appropriate daily commuting distance from the Company's Lehi headquarters. The Company shall assist in relocating Executive to Utah by providing an upfront payment of $250,000 to be used for relocation expenses. Any unused portion of the relocation amount will be paid to Executive as a cash bonus disbursement and will be subject to applicable payroll deductions and withholdings. Executive agrees that if Executive has not relocated to Utah, for any reason, on or before July 1, 2019, Executive will re-pay the Company 100% of the relocation payment. Executive expressly agrees that the amount of such repayment may be withheld from Executive's final paycheck and that Executive will sign additional documentation as needed to authorize this repayment. Additionally, during the first three months following the Date of Employment, the Company will reimburse Executive for airfare to and from New York for him and/or his wife, and, during the three months following the Date of Employment, the Company will also reimburse Executive for hotel expenses in Lehi, or within seventy-five (75) miles thereof. 10. Legal Fees. In addition to the other benefits under this Agreement, the Company shall pay reasonable legal fees incurred by Executive in the review, negotiation and implementation of this agreement up to a maximum amount of $7,500. 11. Acknowledgements. Executive acknowledges that the nature of the Executive's position gives him access to and knowledge of Confidential Information and places him in a position of trust and confidence with the Company. The Executive understands and acknowledges that the services he provides to the Company are unique, special or extraordinary. The Executive 13 further understands and acknowledges that the Company's ability to reserve these for the exclusive hiowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure by the Executive is likely to result in unfair or unlawful competitive activity. The Executive further acknowledges that the amount of his compensation reflects, in part, his obligations and the Company's rights under Section 6, Section 7 and SectronJLof this Agreement; that he has no expectation of any additional compensation, royalties or other payment of any kind not otherwise referenced herein in connection herewith; that he will not be subject to undue hardship by reason of his full compliance with the terms and conditions of Section 6. Section 7 and Sections of this Agreement or the Company's enforcement thereof. 12. Remedies and Enforcement Upon Breach. 12.1. Iniunctive Relief. In the event of a breach or threatened breach by the Executive ofSectionJ), Section 7 and Section_8_ofthis Agreement, the Executive hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief 12.2. Disclosure of Restrictive Covenants. Executive agrees fully and completely to disclose the existence and terms of this Agreement to any future employer or potential employer of Executive and authorizes the Company, at its election, to make such disclosure. 12.3. Extension and Termination of Restricted Period. If Executive breaches Section 7 in any respect, the restrictions contained in that section will be extended for a period equal to the period that the Executive was in breach. 13 Miscellaneous. 13.1. Other Agreements. Executive represents and warrants to the Company that there are no restrictions, agreements or understandings whatsoever to which Executive is a party that would prevent or make unlawful his execution of this Agreement, that would be inconsistent or in conflict with this Agreement or Executive's obligations hereunder, or that would otherwise prevent, limit or impair the performance of Executive's duties under this Agreement. 13.2. Successors and Assigns. This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, and the Company shall require any such successor to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, or, in the event the Company remains in existence, the Company shall continue to employ Executive under the terms hereof. As used in this Agreement, the term "Company" shall mean and include the Company and any successor to its business and/or assets, 14 which assumes or is obligated to perform this Agreement by contract, operation of law or otherwise. This Agreement shall inure to the benefit of and be enforceable by Executive and his personal or legal representatives, executors, estate, trustee, administrators, successors, heirs, distributees, devisees and legatees. The duties of Executive hereunder are personal to Executive and may not be assigned by him. If Executive dies and any amounts become payable under this Agreement, the Company will pay those amounts to his estate. 13.3. Governing Law and Enforcement; Disputes. EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH FEDERAL LAW AND THE LAWS OF THE STATE OF UTAH, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE. ANY DISPUTE ARISING OUT OF THIS AGREEMENT, OR THE BREACH THEREOF, SHALL BE BROUGHT IN A COURT OF COMPETENT JURISDICTION IN SALT LAKE COUNTY, THE STATE OF UTAH, THE PARTIES EXPRESSLY CONSENTING TO VENUE IN IN SALT LAKE COUNTY, THE STATE OF UTAH. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING UNDER OR FN CONNECTION WITH THIS AGREEMENT. 13.4. Waivers. The waiver by either party of any right hereunder or of any breach by the other party will not be deemed a waiver of any other right hereunder or of any other breach by the other party. No waiver will be deemed to have occurred unless set forth in writing. No waiver will constitute a continuing waiver unless specifically stated, and any waiver will operate only as to the specific term or condition waived. 13.5. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained. 13.6. Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement. 13.7. Notices. Any notice or communication required or permitted under this Agreement shall be made in writing and shall be sufficient if personally delivered or sent by overnight deliver or email (with receipt of delivery) or by registered or certified mail and addressed, if to Executive, to Executive's address set forth in NSP's records, or if to NSP, to its principal office, to the attention of the Corporate Secretary. Such notice shall be deemed given when delivered if delivered personally or by email, or, if sent by registered or certified mail, at the earlier of actual receipt or three days after mailing in United States mail, addressed as aforesaid with postage prepaid. 13.8. Entire Agreement: Amendments. This Agreement, the attached exhibits, the Plan, and the RSU Agreement contain the entire agreement and understanding of the parties hereto 15 relating to the subject matter hereof; and merge and supersede all prior and contemporaneous discussions, agreements and understandings of every nature relating to Executive's employment or engagement with, or compensation by, the Company and any of its affiliates or subsidiaries or any of their predecessors. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto. 13.9. Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation. 13.10. Section Headings. The headings of sections and paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. 13.11. Counterparts; Facsimile. This Agreement may be executed in multiple counterparts (including by facsimile signature), each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. 13.12. Third Party Beneficiaries. This Agreement will be binding on, inure to the benefit of and be enforceable by the parties and their respective heirs, personal representatives, successors and assigns. This Agreement does not confer any rights, remedies, obligations or liabilities to any entity or person other than Executive and the Company and Executive s and the Company's permitted successors and assigns. 13.13. Acknowledgment of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT. 14. Section 409A. 14.1. Section 409A Compliance. The parties intend that this Agreement comply with the requirements of Code Section 409A. To the extent there is any ambiguity as to whether any provision of the Agreement would otherwise contravene one or more requirements or limitations of Code Section 409A, such provision shall be interpreted and applied in a manner that does not result in a violation of the applicable requirements or limitations of Code Section 409A and the Treasury Regulations thereunder. To the extent any continuing compensation, bonus, severance, reimbursements or in-kind benefits due or payable to Executive under this Agreement constitutes "deferred compensation" under Code Section 409A, any such compensation, bonus, severance, reimbursements or in-kind benefits shall constitute and be treated as a series of separate payments under Treasury Regulations Section 1.409A-2(b)(2)(iii) with each such payment made under this Agreement being so designated as a "separate payment" within the meaning of Code Section 409A. In no event shall Executive have the right to designate, directly or indirectly, the calendar year of any payment subject to Code Section 409A. 16

14.2. Delayed Commencement Date. Notwithstanding any provision of this Agreement to the contrary, if Executive is a "specified employee" as defined in Code Section 409A, Executive shall not be entitled to any payments or benefits the right to which provides for a "deferral of compensation" with the meaning of Code Section 409A (taking into account all applicable exemptions or exceptions), and whose payment or provision is triggered by Executive s termination of employment with the Company (whether such payments or benefits are provided to Executive under this Agreement or under any plan or program or arrangement of the Company), including as a result of Executive's Incapacity (other than Executive being "disabled" within the meaning of Code Section 409A), until the earlier of (i) the date which is the first business day following the six month anniversary of Executive's "separation from service" as defined in Code Section 409A for any reason other than death, or (ii) Executive's date of death, and such payments or benefits that, if not for the six month delay described herein, would be due and payable prior to such date shall be made or provided to Executive on such date. The Company shall make the determination as to whether Executive is a "specified employee" in good faith in accordance with its general procedures adopted in accordance with Code Section 409A and, at the time of Executive's "separation from service" will notify Executive of whether or not Executive is a "specified employee." 14.3. Savings Clause. Notwithstanding the other provisions of this Agreement, with respect to any right to a payment or benefit hereunder (or any portion thereof) that does not otherwise provide for a "deferral of compensation" as defined in Code Section 409A, it is the intent of the parties that such payment or benefit will not so provide. Furthermore, if either party notifies the other in writing that, based upon the advice of legal counsel, one or more of the provisions of this Agreement contravenes any regulation or Treasury guidance promulgated under Code Section 409A or causes any amount to be subject to interest or penalties under Code Section 409A, the parties shall promptly and reasonably consult with each other (and their legal counsel (and shall use their reasonable best efforts to reform the provisions hereof to (a) maintain to the maximum extent practicable the original intent of the applicable provisions without violating the provisions of Code Section 409A or increasing the costs to the Company of providing the applicable benefit or payment and (b) to the extent practicable, to avoid the imposition of any tax, interest or other penalties under Code Section 409A upon Executive or the Company. 14.4. 280G. Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment, distribution, or other action by the Company to or for Executive's benefit whether paid or payable or distributed or distributable pursuant to the terms of the Agreement or otherwise (a "Parachute Payment"), would result in an "excess parachute payment" within the meaning of Section 280G(b)(i) of the Code, and the value determined in accordance with Section 280G(d)(4) of the Code of the Parachute Payments, net of all taxes imposed on Executive (the "Net After-Tax Amount") that Executive would receive would be increased if the Parachute Payments were reduced, then the Parachute Payments shall be reduced by an amount (the "Reduction Amount") so that the Net After-Tax Amount after such reduction is greatest. For purposes of determining the Net After-Tax Amount, Executive shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Parachute Payment is to be made, and (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Parachute Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Subject to the provisions of this 17

Section 14.4. all determinations required to be made under this Section 14.4, including the Net After-Tax Amount, the Reduction Amount and the Parachute Payments that are to be reduced pursuant to this Section 14.4 and the assumptions to be utilized in arriving at such determinations, shall be made by an independent public accounting firm selected by Executive (the Accounting Firm"), which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from Executive that there has been a Parachute Payment, or such earlier time as is requested by Executive. The Accounting Firm s decision as to which Parachute Payments are to be reduced shall be made (a) only from Parachute Payments that the Accounting Firm determines reasonably may be characterized as "parachute payments" under Section 280G of the Code; (b) only from Parachute Payments that are required to be made in cash; (c) only with respect to any amounts that are not payable pursuant to a "nonqualified deferred compensation plan" subject to Code Section 409A, until those payments have been reduced to zero; and (d) in reverse chronological order, to the extent that any Parachute Payments subject to reduction are made over time (e.g., in installments). In no event, however, shall any Parachute Payments be reduced if and to the extent such reduction would cause a violation of Code Section 409A or other applicable law. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and Executive. 15. Protected Activity Not Prohibited. Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. For purposes of this Agreement, "Protected Activity" shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board ("Government Agencies"). Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Executive further understands that "Protected Activity" does not include the disclosure of any Company attorney-client privileged communications. Any language in the Confidentiality Agreement regarding Executive's right to engage in Protected Activity that conflicts with, or is contrary to, this paragraph is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 20 16, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual's attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. [This space left blank intentionally; signature page follows] 18

NATURE'S SUNSHINE PRODUCTS, INC. By:_ Title: 19

PRODUCTS. INC. Title: C\lw.vrvli^. t <U£<? EXECUTIVE: Terrence Moorehead 19